Exhibit 99.1

News Release

The Coca-Cola Company Announces Changes in Operational Leadership and
Creation of New Enterprise Role to Accelerate Digital Transformation

ATLANTA, Jan. 14, 2026 – The Coca-Cola Company today announced a series of leadership changes designed to bring the business closer to consumers and enable faster technology adoption across the enterprise, unlocking future growth.

All appointments take effect March 31, 2026. As announced December 11, 2025, Henrique Braun, currently Executive Vice President and Chief Operating Officer, will become CEO effective March 31, 2026, succeeding James Quincey, who will continue as Executive Chairman of the Board.

“We believe our ongoing growth depends on understanding consumers even more deeply,” said Braun. “We are evolving our operating organization structure and elevating digital leadership so we can move faster and work smarter across all markets.”

New role to lead digital transformation

To unify digital, data and operational excellence across the company, Coca-Cola is creating the new role of Chief Digital Officer. Sedef Salingan Sahin, who currently serves as president of the company’s Eurasia and Middle East operating unit, will take on this new position, reporting to Braun.

Sahin will lead the next chapter of Coca-Cola’s digital journey, integrating the company’s digital network and connecting work across related functions.

Sahin is a seasoned business leader with deep operating experience across developed and developing markets, having lived in multiple regions. Her broad, multi-functional leadership makes Sahin the ideal leader to enable end-to-end transformation from strategy to execution, creating new ways of working to accelerate growth and performance.

Sahin, who joined Coca-Cola in 2003, served as president of the company’s nutrition, juice, dairy and plant category in the marketing organization before taking her current role in the Eurasia and Middle East operating unit. Both roles involved extensive work to lead the digitization of the business, including the transformation of the marketing organization.

“The Chief Digital Officer position is a pivotal new role for our future,” Braun said. “Sedef’s proven leadership will help shape how we digitalize the enterprise end-to-end, and over the next several months she will assess how to organize the teams responsible for digital across the enterprise to help strengthen execution, simplify how we work and enable us to deliver for consumers with greater precision and speed.”

Digital strategy efforts for the company, currently overseen by John Murphy in his capacity as President and Chief Financial Officer, will transition to Sahin.

In addition, Customer and Commercial Leadership responsibilities will transfer from Murphy to Manolo Arroyo, who currently serves as Executive Vice President and Chief Marketing Officer. Arroyo will become Executive Vice President and Chief Marketing and Customer Commercial Officer.

Murphy will continue to serve as President and Chief Financial Officer working closely with Braun to drive the company’s growth agenda and will continue to oversee Global Strategy, Corporate Development, Investor Relations, Tax, Treasury, Audit, Accounting and Controls, Performance Management and Enterprise Services, including Real Estate.

Operational leadership changes

The company is also creating two new market groupings reporting into Braun that are designed to enhance focus on markets in Asia, Africa and the Middle East.

•	President, India and Southwest Asia operating unit and Emerging Large Markets Lead – Markets in India; Southwest Asia; Greater China and Mongolia; and Japan and South Korea will now be overseen by Sanket Ray. He will also continue to serve in his current role as president of the INSWA operating unit.
•	President, Eurasia and Middle East operating unit and Emerging Multi-Markets Lead – Eurasia and Middle East; ASEAN and South Pacific; and Africa markets will now be overseen by Claudia Lorenzo, who will also serve as president of the EME operating unit. She is currently chief of staff to Chairman and CEO James Quincey and the former president of the ASEAN and South Pacific operating unit.

“These changes are intended to help equip our organization to handle the dynamic conditions we are seeing in markets around the world,” Braun said. “Sanket and Claudia bring deep regional experience and established leadership, which will be critical as we seek to tap into the immense growth potential we see across the markets they will lead.”

The company also announced that Robin Halpern has been named Braun’s incoming chief of staff. In this capacity, Halpern will support and enable an effective transition. Halpern currently serves as Vice President and Head of Investor Relations.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Fuze Tea, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.

Contacts:

Investors and Analysts: Robin Halpern, koinvestorrelations@coca-cola.com

Media: Scott Leith, sleith@coca-cola.com

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “opportunity,” “ahead,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of geopolitical conflicts; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract or retain specialized or top talent with perspectives, experiences and backgrounds that reflect the broad range of consumers and markets we serve around the world; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of processing and of certain ingredients, such as non-nutritive sweeteners, color additives and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q, which are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.